SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2004

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Bank Plaza, Wheeling, WV 26003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

ITEM 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On May 28, 2004, WesBanco, Inc. sent a notice to its directors and executive officers informing them of a blackout period in which they will be unable to buy or sell shares of WesBanco common stock. The reasoning for this blackout period is due to a change in the WesBanco, Inc. KSOP record keepers effective July 1, 2004.

The blackout period is expected to begin on June 25, 2004 and end during the week of July 25, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.

(Registrant)

May 28, 2004	/s/ Robert H. Young

Date	Robert H. Young
Executive Vice President & Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit Number                   Description
99.1       Notification letter sent to Directors and Executive officers of WesBanco, Inc., dated May 28, 2004.